                                  Exhibit 17(c)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

         ALLERGAN LIGAND RETINOID THERAPEUTICS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 1994.

         2. This Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation.

         3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Allergan Ligand Retinoid Therapeutics, Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1050 S. State Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is CorpAmerica, Inc.

                                   ARTICLE III
                                CORPORATE PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION 4.1. AUTHORIZED SHARES. The Corporation is authorized to issue two classes of stock, one of which shall be known as Callable Common Stock and the other of which shall be known as Special Common Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 3,251,000. The total number of shares of Callable Common Stock which the Corporation is authorized to issue is 3,250,000. The par value of each share of Callable Common Stock shall be $.001. The total number of shares of Special Common Stock which the Corporation is authorized to issue is 1,000. The par value of each share of Special Common Stock shall be $1.00. The authorized and outstanding shares of Common Stock of the Corporation as of the date of this Amended and Restated Certificate of Incorporation are hereby renamed Special Common Stock.

         SECTION 4.2. DIVIDENDS. Subject to Section 4.4(c) hereof, the holders of Callable Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor. No dividends are payable on or with respect to the Special Common Stock, and other than as set forth in Section 4.3, the holders of Special Common Stock are not otherwise entitled to participate in any way in the profits or assets of the Corporation.

         SECTION 4.3. LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, holders of Callable Common Stock have a priority over the holders of the Special Common Stock with respect to return of capital.

         SECTION 4.4. VOTING RIGHTS OF STOCKHOLDERS. (a) Each holder of Callable Common Stock shall have one vote for each share standing in his or her name on all matters submitted to a vote of holders of the common shares. The holders of Special

Common Stock shall only be entitled to vote as required by law or as set forth in this Section 4.4. In such instances, each holder of Special Common Stock shall have one vote for each share standing in his or her name. The determination of a quorum shall be based upon the presence of shares representing fifty percent (50%) of the voting power of each class of stock of the Corporation entitled to vote on the matter being voted on.

         (b) In any election of directors of the Corporation, the holders of the Special Common Stock, voting as a separate class, shall be entitled to elect two directors (each a "Special Common Stock Director"). The right of the holders of Special Common Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until the earliest of (i) the exercise of the Stock Purchase Option (as defined in Article
V), (ii) the Stock Purchase Option Expiration Date (as defined in Article V) and
(iii) the date of termination of the Stock Purchase Option with respect to both Ligand and Allergan pursuant to Section 5.10(a) hereof, at which time such right shall terminate.

         (c) The Corporation shall not, without the affirmative vote of the holders of a majority of the issued and outstanding shares of Special Common Stock, voting separately and as a class: (i) issue any additional shares of capital stock through a stock split, sale, reorganization or otherwise; (ii) alter or change the rights, powers, preferences and restrictions of the Special Common Stock, (iii) alter, change or amend Articles IV or VI of this Certificate of Incorporation, (iv) merge, consolidate or reorganize the Corporation with or into any other corporation, (v) sell, liquidate or otherwise dispose of all or substantially all of the assets of the Corporation, (vi) borrow an aggregate of in excess of $1,000,000 outstanding at any one time; (vii) declare or pay dividends or make any other distributions to stockholders; or (viii) adopt, amend or repeal the Bylaws of the Corporation. The affirmative vote of a majority of the issued and outstanding shares of Special Common Stock required by this Section 4.4(c) shall continue until the earliest of (A) the exercise of the Stock Purchase Option, (B) the Stock Purchase Option Expiration Date and (C) the date of termination of the Stock Purchase Option with respect to both Ligand and Allergan pursuant to Section 5.10(a) hereof, at which time such requirement will terminate.

         (d) Except in connection with a permitted assignment by Ligand or Allergan of its respective rights and obligations under the Stock Purchase Obligation pursuant to Sections 5.8(ii) and (iii) hereof, respectively, no holder of shares of Special Common Stock may transfer or sell any or all of such shares to any person or entity without the affirmative vote of the holders of a majority of the issued and outstanding shares of Callable Common Stock and the affirmative vote of the holders of a majority of the issued and outstanding shares of Special Common Stock. The affirmative vote of a majority of the issued and outstanding shares of Callable Common Stock and the affirmative vote of a majority of the issued and outstanding shares of Special Common Stock required by this Section 4.4(d) shall continue until the earliest of (i) the exercise of the Stock Purchase Option, (ii) the Stock Purchase Option Expiration Date and
(iii) the date of termination of the Stock Purchase Option with respect to both Ligand and Allergan pursuant to Section 5.10(a) hereof, at which time such requirement will terminate.

         SECTION 4.5. REDEMPTION OF SPECIAL COMMON STOCK. (a) The Corporation may, from time to time on and after the earliest of (i) the exercise of the Stock Purchase Option, (ii) the Stock Purchase Option Expiration Date and (iii) the date of termination of the Stock Purchase Option with respect to both Ligand and Allergan pursuant to Section 5.10(a) hereof, redeem all of the outstanding shares of Special Common Stock by paying in cash $1.00 per share on each redeemed share (the "Redemption Price"). At least 15 days before the date of redemption, a written redemption notice shall be given to each holder of Special Common Stock by first-class mail, postage prepaid, at the holder's address as shown on the Corporation's records, stating: (i) all the shares of Special Common Stock are to be redeemed, (ii) the date fixed for redemption (the "Redemption Date"), (iii) the Redemption Price, and (iv) the place of payment of the Redemption Price.

         (b) On or before the date fixed for redemption, each holder of shares of Special Common Stock to be redeemed shall surrender the certificates representing these shares to the Corporation at the place designated for payment in the redemption notice and shall then be entitled to receive payment of the Redemption Price.

         (c) If the redemption notice is given in the manner provided in this
Article IV, and if on the Redemption Date the Redemption Price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable shares shall terminate except the right of the holders to receive the Redemption Price without interest on the surrender of the certificates.

                                    ARTICLE V
                              STOCK PURCHASE OPTION

         SECTION 5.1. GRANT OF OPTION. In connection with the offering of rights (the "Rights") to acquire units (the "Units") pursuant to the Registration Statement on Forms S-1/S-3 Nos. 33-87598 and 33-87600 (the "Registration Statement") filed by the

Corporation and Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), each Unit consisting of one share of Callable Common Stock of the Corporation and two warrants, each to purchase one share of Common Stock, $.001 par value, of Ligand (the "Ligand Common Stock"), Ligand and in the event not exercised by Ligand, Allergan, Inc., a Delaware corporation ("Allergan"), will be granted by the holders of shares of Callable Common Stock in consideration of those certain cash contributions referred to below to be made by each of Ligand and Allergan to the Corporation, an exclusive irrevocable option (the "Stock Purchase Option") to purchase all, but not less than all, the issued and outstanding shares of Callable Common Stock of the Corporation on the terms and conditions set forth herein. In connection with the offering of the Rights, Ligand will contribute $17,500,000 to the Corporation (for every one dollar under $32,500,000, the maximum proceeds of the offering of the Rights, not realized by the Corporation pursuant to subscriptions for Units by holders of Rights, Ligand will increase its contribution by one dollar up to a maximum $18,500,000) (the "Ligand Contribution") and Allergan will contribute $50,000,000 to the Corporation (the "Allergan Contribution," and together with the Ligand Contribution, the "Contributions"). Subject to Section 5.13 hereof, the Stock Purchase Option may be exercised at any time during the period beginning on the earlier of (a) June 3, 1997 and (b) the date (the "Statement Date") the Corporation provides Ligand and Allergan with quarterly financial statements of the Corporation showing Available Funds (as defined in this Section 5.1 below) of less than $10,000,000, and ending at 11:59 p.m., San Diego time, on the date (the "Stock Purchase Option Expiration Date") which is the earliest to occur of
(i) June 3, 2000, (ii) the 90th day after the Statement Date, and (iii) the date of termination by the Corporation of the Technology License Agreement (the "Technology License Agreement") pursuant to Section 9.5 thereof (subject to
Section 9.6 thereof), the Research and Development Agreement (the "Research and Development Agreement") pursuant to Section 11.5 thereof (subject to Section
11.6 thereof) or the Commercialization Agreement (the "Commercialization Agreement") pursuant to Section 12.5 thereof (subject to Section 12.6 thereof), each such agreement being among the Corporation, Allergan and Ligand and dated on or about June 3, 1995 (such period during which the Stock Purchase Option may be exercised being referred to herein as the "Stock Purchase Exercise Period"); provided, that the Statement Date will be deemed not to have occurred with respect to any one or more quarterly financial statement delivered pursuant to clause (b) of this sentence if (x) with respect to any Statement Dates prior to June 3, 1998, within 15 days thereafter, the Corporation receives a written commitment from Allergan and Ligand, in form and substance satisfactory to a majority of the directors of the Corporation that are elected by the holders of the Callable Common Stock, to make a cash advance (the "Quarterly Contributions") in an amount considered sufficient by the Board of Directors of the Corporation, and consistent with the budget and workplans then in effect, to allow the Corporation to continue research and development under the Research and Development Agreement for the three months subsequent to such Statement Date, or (y) with respect to a Statement Date after June 2, 1998 and prior to June 3, 1999, within 15 days thereafter the Corporation receives a written commitment from Allergan and Ligand, in form and substance satisfactory to a majority of the directors of the Corporation that are elected by the holders of the Callable Common Stock, to make a cash advance of not less than $10,000,000 (such amount, together with the Quarterly Contributions, the "Additional Contributions") for use in research and development under the Research and Development Agreement, and in each case Allergan and Ligand fund such cash advance within 15 days after such written commitment is received by the Corporation; provided, further, that in no event will the Stock Purchase Option be exercisable, except with respect to the exercise of the Stock Purchase Option pursuant to Section 5.13 hereof, prior to June 3, 1998 unless the Available Funds of the Corporation are less than $60,000,000 on the date of exercise thereof. If the Stock Purchase Option Expiration Date is not a Business Day (as defined in this Section 5.1 below), then the Stock Purchase Option Expiration Date shall be 11:59 p.m., San Diego time, on the next succeeding Business Day. "Business Day" shall mean any day, other than a Saturday, Sunday or any other day on which banking institutions in San Diego, California are authorized or required by law, regulation or executive order to be closed. "Available Funds" shall mean the sum of (i) the net proceeds to the Corporation from the sale of the Units, plus (ii) the Contributions, plus (iii) the Additional Contributions, plus (iv) if designated by ALRT, any licensing or marketing income earned by ALRT, plus (v) interest and other income earned through temporary investment of the amounts described in clauses (i), (ii), (iii) and (iv) of this sentence pending their expenditure, less the sum of (a) all general and administrative expenses of the Corporation, including those paid pursuant to the Services Agreement dated on or about June 3, 1995 among the Corporation, Allergan and Ligand (the "Services Agreement"), plus (b) any other amounts paid to Allergan or Ligand or authorized Third Party contractors under the Research and Development Agreement, the Technology License Agreement or the Commercialization Agreement, plus (c) $1,000,000 to be retained by the Corporation as working capital. Any proceeds received by ALRT from Allergan and Ligand upon exercise of the 1057 Purchase Option pursuant to the 1057 Purchase Option Agreement (the "1057 Purchase Option Agreement") shall be excluded from Available Funds.

         SECTION 5.2. STOCK PURCHASE OPTION EXERCISE PRICE. Upon exercise of the Stock Purchase Option, Ligand or Allergan, as the case may be, shall pay an exercise price per share (the "Stock Purchase Option Exercise Price") in accordance with the following schedule:

                                                                                                 Stock Purchase Option
                                                                                               Exercise Price Per Share
                                                                                                  of Callable Common
                      If the Stock Purchase Option Is Exercised                                          Stock
----------------------------------------------------------------------------------------------  -----------------------
Before June 3, 1998............................................................................        $21.97
On or after June 3, 1998 and before September 3, 1998..........................................        $23.62
On or after September 3, 1998 and before December 3, 1998......................................        $25.27
On or after December 3, 1998 and before March 3, 1999..........................................        $26.91
On or after March 3, 1999 and before June 3, 1999..............................................        $28.56
On or after June 3, 1999 and before September 3, 1999..........................................        $30.70
On or after September 3, 1999 and before December 3, 1999......................................        $32.85
On or after December 3, 1999 and before March 3, 2000..........................................        $34.99
On or after March 3, 2000 and before June 3, 2000..............................................        $37.13

         SECTION 5.3. FORM OF PAYMENT. (i) Payment by Ligand. If Ligand exercises the Stock Purchase Option, subject to Section 5.6 hereof, the Stock Purchase Option Exercise Price shall be paid in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock, or in any combination of cash, shares of Ligand Common Stock and shares of Allergan Common Stock at the sole discretion of Ligand; provided, however, that the number of shares of Allergan Common Stock to be used to pay all or any portion of the Stock Purchase Option Exercise Price shall not exceed the greater of (a) the number of shares of Allergan Common Stock then owned by the Corporation and which were received from Allergan in payment of all or a portion of the 1057 Purchase Option Exercise Price (as defined in the 1057 Purchase Option Agreement) and (b) the number of shares of Allergan Common Stock received by the Corporation in connection with the exercise by Allergan of the Asset Purchase Option as defined in the Asset Purchase Option Agreement dated on or about June 3, 1995 among the Corporation, Allergan and Ligand (the "Asset Purchase Option Agreement").

         (ii) Payment by Allergan. If Allergan exercises the Stock Purchase Option, subject to Section 5.6 hereof, the Stock Purchase Option Exercise Price shall be paid in cash, in shares of Allergan Common Stock, in shares of Ligand Common Stock, or in any combination of cash, shares of Allergan Common Stock and shares of Ligand Common Stock, at the sole discretion of Allergan; provided, however, that the number of shares of Ligand Common Stock to be used to pay all or any portion of the Stock Purchase Option Exercise Price shall not exceed the number of shares of Ligand Common Stock then owned by the Corporation and which were received from Ligand in payment of all or a portion of the 1057 Purchase Option Exercise Price.

         (iii) Valuation of Ligand Common Stock and Allergan Common Stock. The number of shares of Ligand Common Stock, if any, and the number of shares of Allergan Common Stock, if any, to be delivered in payment of all or a portion of the Stock Purchase Option Exercise Price shall be determined by dividing the portion of the Stock Purchase Option Exercise Price to be paid in shares of Ligand Common Stock or shares of Allergan Common Stock, as the case may be, by the average of the closing prices of such stock on the principal national securities exchange on which such stock is then traded or, if not traded on any national securities exchange, the average of the closing prices of such stock on the Nasdaq National Market or, if quoted in the Nasdaq over-the-counter system and not listed on a national securities exchange or the Nasdaq National Market, the average of the mean of the closing bid and asked prices quoted on the Nasdaq over-the-counter system, in each case for the 20 trading days immediately preceding the day prior to the Stock Purchase Closing Date (as defined in Section 5.4(d) hereof). If Ligand Common Stock and/or Allergan Common Stock is not listed on a national securities exchange or the Nasdaq National Market, or quoted in the Nasdaq over-the-counter system, the number of shares of Ligand Common Stock or shares of Allergan Common Stock, as the case may be, to be delivered in payment of all or a portion of the Stock Purchase Option Exercise Price shall be such number of shares of Ligand Common Stock or shares of Allergan Common Stock, as the case may be, as represents the fair market value equivalent of such portion of the Stock Purchase Option Exercise Price, as determined in good faith by the Board of Directors of the party (Ligand or Allergan) exercising the Stock Purchase Option (such party being hereinafter referred to as the "Purchaser").

         SECTION 5.4. MANNER OF EXERCISE. (a) Exercise by Ligand or Allergan. Ligand, and only Ligand, shall exercise the Stock Purchase Option by delivery of a Stock Purchase Exercise Notice (as defined in clause (c) of this Section 5.4) to the Corporation and any other holder of shares of Special Common Stock on or before 20 days prior to the Stock Purchase Expiration Date (the "Ligand Expiration Date") and, if such notice is not given by Ligand on or before the Ligand Expiration Date, thereafter Allergan, and only Allergan, shall exercise the Stock Purchase Option by delivery of a Stock Purchase Exercise Notice to the Corporation and any other holder of shares of Special Common Stock after the Ligand Expiration Date and on or before the Stock Purchase Option Expiration Date. In addition, a copy of any Stock Purchase Exercise Notice sent pursuant to this Section 5.4 shall also be sent via first class mail no later than the same date on which the Stock Purchase Option Notice is delivered to the Corporation to each holder of record of Callable Common Stock. If the Ligand Expiration Date is not a Business Day, then the Ligand Expiration Date shall be on the next succeeding Business Day. Notwithstanding the foregoing, if the Stock Purchase Option is terminated with respect to Ligand pursuant to Section 5.10(b) hereof, Allergan shall give the Stock Purchase Exercise Notice pursuant to this Section 5.4 at any time on or prior to the Stock Purchase Option Expiration Date.

         (b) Record Date. "Record Date" shall mean the record date fixed by the Stock Purchase Exercise Notice which shall be a date no earlier than 10 days after, and no later than 20 days after, the date of such notice.

         (c) Stock Purchase Exercise Notice. The "Stock Purchase Exercise Notice" shall be a written notice signed by the President of Ligand or Allergan, as the case may be, given in accordance with the provisions of this Article V and stating that such party intends to exercise the Stock Purchase Option and setting forth: (i) the Stock Purchase Option Exercise Price as determined in accordance with Section 5.2 hereof; (ii) the portion, if any, of the Stock Purchase Option Exercise Price to be paid in cash, (iii) the portion, if any, of the Stock Purchase Option Exercise Price to be paid in shares of Ligand Common Stock; (iv) the portion if any, of the Stock Purchase Option Exercise Price to be paid in shares of Allergan Common Stock; (v) the Record Date; (vi) the Stock Purchase Closing Date (as defined in clause (d) of this Section 5.4); and (vii) the place at which holders of shares of Callable Common Stock may obtain payment of the Stock Purchase Option Exercise Price for their shares of Callable Common Stock and any instructions for obtaining such payment; provided, however, that at any time prior to the Stock Purchase Closing Date, Ligand or Allergan, as the case may be, may determine to make payment of a greater amount of the Stock Purchase Option Exercise Price in cash than was set forth in the Stock Purchase Exercise Notice. The Stock Purchase Option is irrevocable upon delivery of the Stock Purchase Exercise Notice.

         (d) Stock Purchase Closing Date. The "Stock Purchase Closing Date" shall be a date, not less than 20 days nor more than 40 days, after the date of the Stock Purchase Exercise Notice on which all of the issued and outstanding shares of Callable Common Stock will be purchased; provided, however, that the Stock Purchase Closing Date will be such later date as provided by (i) the last sentence of Section 5.6 hereof in the event that the conditions described therein are satisfied, or (ii) Section 5.12 hereof in the event that the conditions described therein are satisfied.

         SECTION 5.5. CLOSING. On or before the Stock Purchase Closing Date, the Purchaser shall deposit the full amount of the Stock Purchase Option Exercise Price for all of the issued and outstanding shares of Callable Common Stock with a bank, transfer agent or similar entity (the "Payment Agent") designated by the Purchaser to pay, on the Purchaser's behalf, the Stock Purchase Option Exercise Price. Cash, if any, and shares of Ligand Common Stock, if any, and shares of Allergan Common Stock, if any, deposited with the Payment Agent shall be delivered in trust for the benefit of the holders of record of the Callable Common Stock on the Record Date. The Purchaser shall provide the Payment Agent with irrevocable instructions to pay, on or within 5 days after the Stock Purchase Closing Date, the Stock Purchase Option Exercise Price for the Callable Common Stock to such record holders upon surrender of their certificates representing shares of the Callable Common Stock. Payment for shares of Callable Common Stock shall be mailed to each such record holder at the address set forth in the Corporation's records or at the address provided by each such holder or, if no address is set forth in the Corporation's records for any such holder or provided by such holder, to such holder at the address of the Corporation, but only upon receipt from such holder of certificates evidencing shares of Callable Common Stock. Any cash or shares of Ligand Common Stock or shares of Allergan Common Stock deposited with the Payment Agent pursuant to this Section 5.5 remaining unclaimed for two years following the Stock Purchase Closing Date shall be returned to the Purchaser at its request. At the Purchaser's request, the Corporation shall provide, or shall cause its transfer agent to provide, to the Purchaser or to the Payment Agent, free of charge, a complete list of the record holders of shares of Callable Common Stock, including the number of shares of Callable Common Stock held of record and the address of each record holder.

         SECTION 5.6. REGISTRATION OF LIGAND COMMON STOCK AND ALLERGAN COMMON STOCK. If by the Stock Purchase Closing Date set forth in the Stock Purchase Exercise Notice: (a) with respect to any shares of Ligand Common Stock to be delivered as payment of the Stock Purchase Option Exercise Price on such date
(i) a registration statement has not been declared effective under the Securities Act, or (ii) such shares of Ligand Common Stock to be issued in connection therewith are not (A) listed on the principal national securities exchange on which Ligand Common Stock is then listed or (B) if Ligand Common Stock is not then listed on a national securities exchange, listed on the Nasdaq National Market if Ligand Common Stock is traded thereon or (C) if Ligand Common Stock is neither listed as provided in either of (A) or (B) nor qualified for inclusion on the Nasdaq over-the-counter system, then in either of such cases the Purchaser shall be obligated to make such payment in cash on the Stock Purchase Closing Date, or (b) with respect to any shares of Allergan Common Stock to be delivered as payment of the Stock Purchase Option Exercise Price on such date (i) a registration statement has not been declared effective under the Securities

Act, or (ii) such shares of Allergan Common Stock to be issued in connection therewith are not (A) listed on the principal national securities exchange on which Allergan Common Stock is then listed or (B) if Allergan Common Stock is not then listed on a national securities exchange, listed in the Nasdaq National Market if Allergan Common Stock is traded thereon or (C) if Allergan Common Stock is neither traded as provided in either of (A) or (B) nor qualified for inclusion in the Nasdaq over-the-counter system, then in either of such cases the Purchaser shall be obligated to make such payment in cash on the Stock Purchase Closing Date. Notwithstanding any other provision herein to the contrary, the Purchaser shall not be in breach or violation of this Agreement for any failure to timely pay any amount due hereunder in shares of Ligand Common Stock or in shares of Allergan Common Stock (i) if such failure to timely pay such amount arises from a delay in satisfying any of the provisions of this
Section 5.6, so long as the Purchaser shall continue to diligently seek the satisfaction thereof, or (ii) if such failure to timely pay such amount arises from a delay in the closing of the Asset Purchase Option as provided for in
Section 1.7 of the Asset Purchase Agreement; provided, however, that such delay may not exceed sixty (60) days from the original due date of such payment (such original due date being not less than 20 days, nor more than 40 days, after the date of the Stock Purchase Exercise Notice).

         SECTION 5.7. TRANSFER OF TITLE. Transfer of title to the Purchaser of all of the Callable Common Stock shall be deemed to occur automatically on the Stock Purchase Closing Date subject to the payment to the Payment Agent by the Purchaser on or before such date of the amount owing to the record holders of Callable Common Stock as determined in accordance with Section 5.2 hereof, and thereafter the Corporation shall be entitled to treat the Purchaser as the sole holder of all Callable Common Stock, notwithstanding the failure of any holder of shares of Callable Common Stock to tender the certificates representing such shares to the Payment Agent for payment therefor in accordance with Section 5.5 hereof. The Corporation shall instruct its transfer agent not to accept any shares of Callable Common Stock for transfer on and after the Stock Purchase Closing Date, except for the shares of Callable Common Stock transferred by the Purchaser. The Corporation shall take all actions reasonably requested by the Purchaser to assist in effectuating the transfer of shares of Callable Common Stock in accordance with this Article V. After the Stock Purchase Closing Date, the record holders of the Callable Common Stock as determined in accordance with
Section 5.6 above shall have no rights in connection with such Callable Common Stock other than the right to receive the Stock Purchase Option Exercise Price.

         SECTION 5.8. ASSIGNMENT. (i) Assignment by Record Holder. Upon the assignment, delegation, transfer or sale by any record holder of Callable Common Stock (a) the Stock Purchase Option shall automatically be assigned to, assumed by and binding upon such record holder's assignee, purchaser or transferee and all subsequent assignees, purchasers and transferees, and (b) such shares of Callable Common Stock shall automatically be subject to the Stock Purchase Option and the other terms and conditions of this Article V.

         (ii) Assignment by Ligand. Ligand may not assign, delegate, transfer or sell any or all of its rights or obligations under the Stock Purchase Option and this Article V, in whole or in part, to any person or entity without the prior approval of the holders of record of a majority of the shares of Callable Common Stock and the holders of record of a majority of the shares of Special Common Stock except that Ligand may, without the prior approval of any record holder of shares of Callable Common Stock or any record holder of shares of Special Common Stock, make such assignment, delegation, transfer or sale, by operation of law or otherwise, to (a) any person or entity in connection with its acquisition of all or substantially all of the assets of Ligand or any merger, consolidation or similar transaction with Ligand; or (b) any Affiliate (as defined in paragraph
(v) of this Section 5.8) of Ligand; provided, however, that, with respect to clause (a) above, Ligand shall not, without such approval, enter into such a transaction unless such person or entity (i) shall, immediately after such acquisition, merger, consolidation or similar transaction, be a solvent corporation or other such entity, (ii) shall have, immediately after such acquisition, merger, consolidation or similar transaction, a tangible net worth (determined in accordance with generally accepted accounting principles then in effect) at least equal to the tangible net worth (as so determined) of Ligand immediately prior thereto, and (iii) shall have agreed in writing to be bound by the terms of the Stock Purchase Option and this Article V, except that if such entity is a corporation created or organized in or under the laws of the United States, it shall have the right to offer its Common Stock (as defined in paragraph (iv) of this Section 5.8), subject to such Common Stock complying with the requirements set forth in Section 5.6 hereof, in substitution for Ligand Common Stock; provided, however, that in the event of any assignment, delegation, transfer or sale under clause (a) above, Ligand shall provide written notice to the record holders of shares of Callable Common Stock, the record holders of shares of Special Common Stock and the Corporation, and in the event of any assignment, delegation, transfer or sale under clause (b) above, Ligand shall provide written notice to the record holders of shares of Special Common Stock and the Corporation, in each case, of any such assignment, delegation, transfer or sale not later than thirty days after such assignment, delegation, transfer or sale setting forth the identity and address of the assignee and summarizing the terms of the assignment, delegation, transfer or sale. Subject to the foregoing, the Stock Purchase Option and this Article V shall be binding upon the successors and assigns of Ligand.

         (iii) Assignment by Allergan. Allergan may not assign, delegate, transfer or sell any or all of its rights or obligations under the Stock Purchase Option and this Article V, in whole or in part, to any person or entity without the prior approval of the holders of record of a majority of the shares of Callable Common Stock and the holders of record of a majority of the shares of Special Common Stock, except that Allergan may, without the prior approval of any record holder of shares of Callable Common Stock or any record holder of shares of Special Common Stock, make such assignment, delegation, transfer or sale, by operation of law or otherwise, to (a) any person or entity in connection with its acquisition of all or substantially all of the assets of Allergan or any merger, consolidation or similar transaction with Allergan; or
(b) any Affiliate (as defined in paragraph (v) of this Section 5.8) of Allergan; provided, however, that, with respect to clause (a) above, Allergan shall not, without such approval, enter into such a transaction unless such person or entity (i) shall, immediately after such acquisition, merger, consolidation or similar transaction, be a solvent corporation or other such entity, (ii) shall have, immediately after such acquisition, merger, consolidation or similar transaction, a tangible net worth (determined in accordance with generally accepted accounting principles then in effect) at least equal to the tangible net worth (as so determined) of Allergan immediately prior thereto, and (iii) shall have agreed in writing to be bound by the terms of the Stock Purchase Option and this Article V, except that if such entity is a corporation created or organized in or under the laws of the United States, it shall have the right to offer its Common Stock (as defined in paragraph (iv) of this Section 5.8), subject to such Common Stock complying with the requirements set forth in
Section 5.6 hereof, in substitution for Allergan Common Stock; provided, however, that in the event of any assignment, delegation, transfer or sale under clause (a) above, Allergan shall provide written notice to the record holders of shares of Callable Common Stock, the record holders of shares of Special Common Stock and the Corporation, and in the event of any assignment, delegation, transfer or sale under clause (b) above, Allergan shall provide written notice to the record holders of shares of Special Common Stock and the Corporation, in each case, of any such assignment, delegation, transfer or sale not later than thirty days after such assignment, delegation, transfer or sale setting forth the identity and address of the assignee and summarizing the terms of the assignment, delegation, transfer or sale. Subject to the foregoing, the Stock Purchase Option and this Article V shall be binding upon the successors and assigns of Allergan.

         (iv) Common Stock. "Common Stock" shall mean, with respect to any corporation (the "Acquiror"), common stock having the right under ordinary circumstances to elect a majority of directors of the Acquiror, and that is registered under the Securities Act and (a) listed on the principal national securities exchange on which such common stock of the Acquiror is then listed or
(b) if not listed on a national securities exchange, listed on the Nasdaq National Market if such stock is traded thereon or, if such stock is neither listed as provided in either (a) or (b), then qualified for inclusion on the Nasdaq over-the-counter system.

         (v) Affiliates. "Affiliates" shall mean any entity that directly or indirectly Owns, is Owned by, or is under common Ownership with, a Party, where "Owns" or "Ownership" means direct or indirect possession and/or control of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

         SECTION 5.9. LEGEND. Any certificates evidencing shares of Callable Common Stock issued by or on behalf of the Corporation shall bear a legend in substantially the following form:

         "The securities of Allergan Ligand Retinoid Therapeutics, Inc., a Delaware corporation ("ALRT"), evidenced hereby are subject to an option of the holders of the Special Common Stock of ALRT, as described in the Amended and Restated Certificate of Incorporation of ALRT, to purchase such securities at a purchase price determined in accordance with Article V thereof, exercisable by written notice at any time during the period set forth therein. Copies of the Certificate of Incorporation are available at the principal place of business of ALRT at 9393 Towne Centre Drive, Suite 100, San Diego, California 92121 and will be furnished to any stockholder on request and without cost."

         SECTION 5.10. TERMINATION. (a) The Stock Purchase Option shall terminate on the earliest of (i) the Stock Purchase Closing Date, (ii) if the Stock Purchase Option is not exercised, the Stock Purchase Option Expiration Date, (iii) subject to the provisions of Section 5.12 hereof, the occurrence of a Ligand Type II Event of Default (as defined in Section 5.11 hereof), and (iv) the occurrence of an Allergan Type II Event of Default (as defined in Section
5.11 hereof).

         (b) The Stock Purchase Option shall terminate as to Ligand upon (i) the occurrence of a Ligand Type I Event of Default (as defined in Section 5.11 hereof) and (ii) the Ligand Expiration Date, if Ligand has not given the Stock Purchase Exercise Notice on or before such date, and (iii) the occurrence of a Ligand Type II Event of Default.

         (c) The Stock Purchase Option shall terminate as to Allergan upon the occurrence of an Allergan Type I Event of Default (as defined in Section 5.11 hereof).

         SECTION 5.11. EVENTS OF DEFAULT. (a) Ligand Type I Events of Default. The events set forth below shall constitute "Ligand Type I Events of Default":
(i) the termination by the Corporation, with respect to Ligand, of the Technology License Agreement pursuant to Section 9.5 thereof, the Research and Development Agreement pursuant to Section 11.5 thereof or the Commercialization Agreement pursuant to Section 12.5 thereof; (ii) Ligand shall (A) seek the liquidation, reorganization (other than a reorganization which is effected primarily for tax purposes or to change domicile to any state in the United States), dissolution or winding-up of itself or the composition or readjustment of its debts, (B) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the Bankruptcy Code, (E) file a petition in court seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization (other than a reorganization which is effected primarily for tax purposes), winding up or composition or readjustment of debts, (F) adopt any resolution of its board of directors or stockholders for the purpose of effecting any of the foregoing, or (G) make an assignment, delegation, transfer or sale of any or all of its rights or obligations under the Stock Purchase Option and this Article V otherwise than in accordance with the requirements of Section 5.8 hereof; or (iii) a proceeding or case shall be commenced without the application or consent of Ligand and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of 45 days from and after the date service of process is effected upon Ligand, seeking (A) Ligand's liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Ligand or of all or any substantial part of its assets, or (C) similar relief in respect of Ligand under any law relating to bankruptcy, insolvency, reorganization, winding up or the composition or readjustment of debt. Ligand shall promptly notify each holder of record of shares of Callable Common Stock, each holder of record of shares of Special Common Stock and the Corporation in writing upon the occurrence of any Ligand Type I Event of Default.

         (b) Ligand Type II Events of Default. The failure of Ligand, if the Stock Purchase Exercise Notice has been given by Ligand, to make the payment described in Section 5.2 hereof on the Stock Purchase Closing Date shall constitute a "Ligand Type II Event of Default." Ligand shall promptly notify each holder of record of shares of Callable Common Stock, each holder of record of shares of Special Common Stock and the Corporation in writing upon the occurrence of any Ligand Type II Event of Default.

         (c) Allergan Type I Events of Default. The events set forth below shall constitute "Allergan Type I Events of Default": (i) the termination by the Corporation, with respect to Allergan, of the Technology License Agreement pursuant to Section 9.5 thereof, the Research and Development Agreement pursuant to Section 11.5 thereof or the Commercialization Agreement pursuant to Section
12.5 thereof; (ii) Allergan shall (A) seek the liquidation, reorganization (other than a reorganization which is effected primarily for tax purposes or to change domicile to any state in the United States), dissolution or winding up of itself or the composition or readjustment of its debts, (B) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets,
(C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the Bankruptcy Code, (E) file a petition in court seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization (other than a reorganization which is effected primarily for tax purposes), winding-up or composition or readjustment of debts, (F) adopt any resolution of its board of directors or stockholders for the purpose of effecting any of the foregoing, or (G) make an assignment, delegation, transfer or sale of any or all of its rights or obligations under the Stock Purchase Option and this Article V otherwise than in accordance with the requirements of
Section 5.8 hereof; or (iii) a proceeding or case shall be commenced without the application or consent of Allergan and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of 45 days from and after the date service of process is effected upon Allergan, seeking (A) Allergan's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Allergan or of all or any substantial part of its assets, or (C) similar relief in respect of Allergan under any law relating to bankruptcy, insolvency, reorganization, winding up or the composition or readjustment of debt. Allergan shall promptly notify each holder of record of shares of Callable Common Stock, each holder of record of shares of Special Common Stock and the Corporation in writing upon the occurrence of any Allergan Type I Event of Default.

         (d) Allergan Type II Events of Default. The failure of Allergan, if the Stock Purchase Exercise Notice has been given by Allergan, to make the payment described in Section 5.2 hereof on the Stock Purchase Closing Date shall constitute an "Allergan Type II Event of Default." Allergan shall promptly notify each holder of record of shares of Callable Common Stock, each holder of record of shares of Special Common Stock and the Corporation in writing upon the occurrence of any Allergan Type II Event of Default.

         SECTION 5.12. RIGHTS OF ALLERGAN AFTER A LIGAND TYPE II EVENT OF DEFAULT. Allergan shall have 10 days after the receipt of the notice of a Ligand Type II Event of Default, delivered pursuant to Section 5.11 hereof or by the Corporation in the event such notice is not delivered by Ligand, to exercise the Stock Purchase Option by delivery to the Corporation of a Stock Purchase Exercise Notice; provided, that the Record Date and the Stock Purchase Option Exercise Price in such Stock Purchase Exercise Notice shall be as set forth in the Stock Purchase Exercise Notice previously delivered to the Corporation by Ligand; provided, further, that, subject to Section 5.6 hereof, the Stock Purchase Option Closing Date shall be a date not more than 40 days after the date of the Stock Purchase Exercise Notice delivered pursuant to this Section 5.12.

         SECTION 5.13. ACCELERATION OF THE STOCK PURCHASE OPTION. In the event the Corporation delivers the Retinoid Program Infeasibility Notice (as defined in Section 9.6.4 of the Technology License Agreement, Section 11.6.4 of the Research and Development Agreement or Section 12.6.4 of the Commercialization Agreement), the Stock Purchase Option shall become immediately exercisable by the Non-Breaching Party (as defined in Section 9.6 of the Technology License Agreement, Section 11.6 of the Research and Development Agreement or Section
12.6 of the Commercialization Agreement), on the terms provided herein by delivery of a Stock Purchase Option Exercise Notice, for a period of 30 days following its receipt of the Retinoid Program Infeasibility Notice.

         SECTION 5.14. AMENDMENT. This Article may not be released, discharged, amended or modified in any manner except by an instrument approved by the holders of record of two-thirds (2/3) of the outstanding shares of Special Common Stock and the holders of record of two-thirds (2/3) of the outstanding shares of Callable Common Stock of the Corporation; provided, however, that except as expressly provided herein, without the approval of Ligand and Allergan and the consent of the holders of record of eighty-five percent of the Callable Common Stock, this Article V may not be amended to change (a) the amounts of the Stock Purchase Option Exercise Price, (b) the relevant periods during which and the conditions under which the Stock Purchase Option may be exercised and the Stock Purchase Option Exercise Price may be paid, (c) the type of securities or method of calculating the number of securities to be issued upon the payment of the Stock Purchase Option Exercise Price, or (d) the provisions of this Section 5.14.

         SECTION 5.15. NO CONFLICTING ACTION. The Corporation shall not take, or permit any other person or entity within its control to take, any action inconsistent with Ligand's rights and Allergan's rights under this Article V. The Corporation shall not enter into any arrangement, agreement or understanding, either oral or in writing, that is inconsistent with the rights of Ligand and the rights of Allergan and the obligations of the Corporation hereunder.

                                   ARTICLE VI
                                   DIRECTORS

         SECTION 6.1. SIZE AND VACANCIES. (a) The number of directors shall be as specified in the Bylaws of the Corporation, except that until the earliest of
(i) the exercise of the Stock Purchase Option, (ii) the Stock Purchase Option Expiration Date and (iii) the date of termination of the Stock Purchase Option with respect to both Ligand and Allergan pursuant to Section 5.10(a) hereof, there shall be five directors. In no event will the number of directors be less than five. Directors need not be stockholders.

         (b) Upon any termination of the right of the holders of Special Common Stock as a class to vote for directors pursuant to Article IV, the term of office of all Special Common Stock Directors then in office shall terminate immediately.

         (c) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE VII
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         SECTION 7.1. NO PERSONAL LIABILITY. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         SECTION 7.2. INDEMNIFICATION. The Corporation shall provide indemnification to its directors, officers, employees or agents to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE VIII
                                    AMENDMENT

         Except as set forth in Sections 4.4 and 5.14, the Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its President and Treasurer this 2nd day of June, 1995.


                                    By:   /s/ MARVIN E. ROSENTHALE
                                          --------------------------------------
                                              Marvin E. Rosenthale
                                              President


ATTEST:


By:   /s/ PAUL V. MAIER
      -----------------------------------------
          Paul V. Maier
          Chief Financial Officer and Treasurer